U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2006

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in charter)

Nevada	33-8067-NY	87-0618831
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

517 Route 1 South, Suite 3060, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 732-661-2050

1090 King Georges Post Road, Suite 501, Edison, NJ 08837

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, Paul Basmajian was appointed as a member of the Board of Directors of The Center for Would Healing, Inc. Mr. Basmajian was, in connection with his appointment to the Board of Directors, granted a three year option to purchase fifty thousand shares of common stock of The Center for Would Healing, Inc., at an exercise price of $3.00 per share. Mr. Basmajian will also receive reimbursement for his attendance at meetings of the Board of Directors of The Center for Would Healing, Inc.

Paul Basmajian has been a Managing Director of BNY Brokerage, Inc. since 1998. BNY Brokerage, Inc. is a wholly owned subsidiary of the Bank of New York. Mr. Basmajian received his business degree from Ithaca College in 1980.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2006

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Phillip Forman
Name:	Phillip Forman
Title:	Chief Executive Officer